Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form F-4 of Petróleos Mexicanos of our report dated June 29, 2007 relating to the financial statements, which appears in Petróleos Mexicanos’ Annual Report on Form 20-F for the year ended December 31, 2008. We also consent to the references to us under the heading “Experts” in such Registration Statement.
PricewaterhouseCoopers, S.C.
/s/ Ariadna Laura Muñiz Patiño
Ariadna Laura Muñiz Patiño
México City, México
July 24, 2009